Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Reports Financial Results for the Quarter Ended September 25, 2022
FREMONT, Calif., October 19, 2022 - Lam Research Corporation (the "Company," "Lam," "Lam Research") today announced financial results for the quarter ended September 25, 2022 (the “September 2022 quarter”).
Highlights for the September 2022 quarter were as follows:
•Revenue of $5.07 billion.
•U.S. GAAP gross margin of 46.1%, U.S. GAAP operating income as a percentage of revenue of 33.5%, and U.S. GAAP diluted EPS of $10.39.
•Non-GAAP gross margin of 46.0%, non-GAAP operating income as a percentage of revenue of 33.3%, and non-GAAP diluted EPS of $10.42.
Key Financial Data for the Quarters Ended
September 25, 2022 and June 26, 2022
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	September 2022	June 2022	Change Q/Q
Revenue	$5,074,121	$4,635,554	+ 9.5%
Gross margin as percentage of revenue	46.1%	45.3%	+ 80 bps
Operating income as percentage of revenue	33.5%	31.9%	+ 160 bps
Diluted EPS	$10.39	$8.74	+ 18.9%

Non-GAAP
	September 2022	June 2022	Change Q/Q
Revenue	$5,074,121	$4,635,554	+ 9.5%
Gross margin as percentage of revenue	46.0%	45.2%	+ 80 bps
Operating income as percentage of revenue	33.3%	31.5%	+ 180 bps
Diluted EPS	$10.42	$8.83	+ 18.0%

U.S. GAAP Financial Results
For the September 2022 quarter, revenue was $5,074 million, gross margin was $2,337 million, or 46.1% of revenue, operating expenses were $639 million, operating income was 33.5% of revenue, and net income was $1,426 million, or $10.39 per diluted share on a U.S. GAAP basis. This compares to revenue of $4,636 million, gross margin of $2,101 million, or 45.3% of revenue, operating expenses of $621 million, operating income of 31.9% of revenue, and net income of $1,209 million, or $8.74 per diluted share, for the quarter ended June 26, 2022 (the “June 2022 quarter”).
Non-GAAP Financial Results
For the September 2022 quarter, non-GAAP gross margin was $2,335 million, or 46.0% of revenue, non-GAAP operating expenses were $647 million, non-GAAP operating income was 33.3% of revenue, and non-GAAP net income was $1,429 million, or $10.42 per diluted share. This compares to non-GAAP gross margin of $2,094 million, or 45.2% of revenue, non-GAAP operating expenses of $635 million, non-GAAP operating income of 31.5% of revenue, and non-GAAP net income of $1,221 million, or $8.83 per diluted share, for the June 2022 quarter.

“Lam exceeded $5 billion in revenue in the September quarter, an all-time record. Solid execution combined with easing supply chain conditions produced strong overall performance,” said Tim Archer, Lam Research’s President and Chief Executive Officer. “While we expect weaker wafer fabrication equipment spending in 2023, our technology leadership and demonstrated track record of managing through downturns provide us a strong foundation to capture the exciting opportunities ahead for the semiconductor industry.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $4.6 billion at the end of the September 2022 quarter compared to $3.9 billion at the end of the June 2022 quarter. This increase was primarily the result of $1,190 million of cash generated from operating activities, partially offset by $206 million of dividends paid to stockholders; $140 million of capital expenditures; and $110 million of share repurchases, including net share settlement of employee stock-based compensation.
Deferred revenue at the end of the September 2022 quarter increased to $2,755 million compared to $2,198 million as of the end of the June 2022 quarter. Lam's deferred revenue balance does not include shipments to customers in Japan, to whom title does not transfer until customer acceptances. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $401 million as of September 25, 2022 and $367 million as of June 26, 2022.
Revenue
The geographic distribution of revenue during the September 2022 quarter is shown in the following table:

Region	Revenue
China	30%
Taiwan	22%
Korea	17%
Southeast Asia	11%
Japan	9%
United States	6%
Europe	5%
The following table presents revenue disaggregated between system and customer support-related revenue:

	Three Months Ended
	September 25, 2022	June 26, 2022	September 26, 2021
	(In thousands)
System revenue	$3,181,987	$3,006,374	$2,924,883
Customer support-related revenue and other	1,892,134	1,629,180	1,379,582
	$5,074,121	$4,635,554	$4,304,465

System revenue includes sales of new leading-edge equipment in deposition, etch and clean markets.
Customer support-related revenue includes sales of customer service, spares, upgrades, and non-leading-edge equipment from our Reliant® product line.
Outlook

For the quarter ended December 25, 2022, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP

Revenue	$5.1 Billion	+/-	$300 Million	—		$5.1 Billion	+/-	$300 Million
Gross margin as a percentage of revenue	44.5%	+/-	1%	$1	Million	44.5%	+/-	1%
Operating income as a percentage of revenue	31.5%	+/-	1%	$3	Million	31.5%	+/-	1%
Net income per diluted share	$9.98	+/-	$0.75	$3	Million	$10.00	+/-	$0.75
Diluted share count	136 Million			—		136 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, restructuring, balance sheet valuation adjustments, financing arrangements, other investments, or other significant arrangements that may be completed or recognized after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•Gross margin as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $1 million.

•Operating income as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $3 million.

•Net income per diluted share - amortization related to intangible assets acquired though business combinations, $3 million; amortization of note discounts, $1 million; and associated tax benefit for non-GAAP items ($1 million); totaling $3 million.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the September 2022 and June 2022 quarters exclude amortization related to intangible assets acquired through business combinations, the effects of elective deferred compensation-related assets and liabilities, amortization of note discounts, and the net income tax effect of non-GAAP items.
Management uses non-GAAP gross margin, operating expense, operating income, operating income as a percentage of revenue, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at https://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: our outlook and guidance for future financial results, including revenue, gross margin, operating income and net income; our expectations for wafer fabrication equipment spending; our technology leadership; and the opportunities ahead for the semiconductor industry and our ability to capture those opportunities. Some factors that may affect these forward-looking statements include: trade regulations, export controls, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; supply chain disruptions have limited and are expected to continue to limit our ability to meet demand for our products; supply chain cost increases and other inflationary pressures have impacted and are expected to continue to impact our profitability; business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; the severity, magnitude and duration of the COVID–19 pandemic (and the related governmental, public health, business and community responses to it), and their impacts on our business, results of operations and financial condition, are evolving and are highly uncertain and unpredictable; and widespread outbreaks of illness may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10–K for the fiscal year ended June 26, 2022. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.

Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)
Consolidated Financial Tables Follow.
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LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	September 25, 2022	June 26, 2022	September 26, 2021
Revenue	$5,074,121	$4,635,554	$4,304,465
Cost of goods sold	2,737,286	2,535,042	2,327,711
Gross margin	2,336,835	2,100,512	1,976,754
Gross margin as a percent of revenue	46.1%	45.3%	45.9%
Research and development	433,375	411,157	382,327
Selling, general and administrative	205,620	210,002	222,194
Total operating expenses	638,995	621,159	604,521
Operating income	1,697,840	1,479,353	1,372,233
Operating income as a percent of revenue	33.5%	31.9%	31.9%
Other income (expense), net	(43,095)	(120,448)	(28,857)
Income before income taxes	1,654,745	1,358,905	1,343,376
Income tax expense	(228,866)	(149,971)	(163,632)
Net income	$1,425,879	$1,208,934	$1,179,744
Net income per share:
Basic	$10.42	$8.76	$8.32
Diluted	$10.39	$8.74	$8.27
Number of shares used in per share calculations:
Basic	136,891	137,993	141,743
Diluted	137,208	138,313	142,612
Cash dividend declared per common share	$1.725	$1.50	$1.50

 LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 25, 2022	June 26, 2022	September 26, 2021
	(unaudited)	(1)	(unaudited)
ASSETS
Cash and cash equivalents	$4,256,499	$3,522,001	$4,042,151
Investments	120,551	135,731	569,472
Accounts receivable, net	4,569,735	4,313,818	3,397,180
Inventories	4,360,325	3,966,294	2,872,141
Prepaid expenses and other current assets	305,554	347,391	263,738
Total current assets	13,612,664	12,285,235	11,144,682
Property and equipment, net	1,718,791	1,647,587	1,372,533
Restricted cash and investments	250,955	251,534	251,448
Goodwill and intangible assets	1,624,932	1,616,963	1,614,959
Other assets	1,513,940	1,394,313	1,181,930
Total assets	$18,721,282	$17,195,632	$15,565,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt and finance lease obligations	$7,110	$7,381	$6,368
Other current liabilities	5,046,272	4,557,378	3,402,852
Total current liabilities	5,053,382	4,564,759	3,409,220
Long-term debt and finance lease obligations	4,996,363	4,998,449	4,988,964
Income taxes payable	840,214	931,117	881,325
Other long-term liabilities	418,756	422,941	466,000
Total liabilities	11,308,715	10,917,266	9,745,509
Stockholders’ equity (2)	7,412,567	6,278,366	5,820,043
Total liabilities and stockholders’ equity	$18,721,282	$17,195,632	$15,565,552

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 136,374 as of September 25, 2022, 136,975 as of June 26, 2022, and 140,811 as of September 26, 2021.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	September 25, 2022	June 26, 2022	September 26, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,425,879	$1,208,934	$1,179,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,751	87,932	79,874
Deferred income taxes	(133,616)	(173,987)	(13,023)
Equity-based compensation expense	71,110	69,588	58,099
Other, net	(2,751)	33,574	(8,690)
Changes in operating assets and liabilities	(246,785)	(782,107)	(838,480)
Net cash provided by operating activities	1,189,588	443,934	457,524
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(140,063)	(125,746)	(136,427)
Net maturities and sales of available-for-sale securities	14,695	23,486	738,043
Other, net	(2,435)	26,323	(4,923)
Net cash (used for) provided by investing activities	(127,803)	(75,937)	596,693
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(1,854)	(2,032)	(6,338)
Treasury stock purchases	(109,779)	(876,089)	(1,236,753)
Dividends paid	(205,615)	(208,056)	(185,431)
Reissuance of treasury stock related to employee stock purchase plan	—	61,798	—
Proceeds from issuance of common stock	6,796	997	742
Other, net	(489)	(152)	188
Net cash used for financing activities	(310,941)	(1,023,534)	(1,427,592)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(16,925)	(16,683)	(3,776)
Net increase (decrease) in cash, cash equivalents, and restricted cash	733,919	(672,220)	(377,151)
Cash, cash equivalents, and restricted cash at beginning of period	3,773,535	4,445,755	4,670,750
Cash, cash equivalents, and restricted cash at end of period	$4,507,454	$3,773,535	$4,293,599

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 25, 2022	June 26, 2022
Revenue	$5,074,121	$4,635,554
Gross margin	$2,335,168	$2,094,006
Gross margin as percentage of revenue	46.0%	45.2%
Operating expenses	$647,239	$634,631
Operating income	$1,687,929	$1,459,375
Operating income as a percentage of revenue	33.3%	31.5%
Net income	$1,429,495	$1,221,257
Net income per diluted share	$10.42	$8.83
Shares used in per share calculation - diluted	137,208	138,313
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 25, 2022	June 26, 2022
U.S. GAAP net income	$1,425,879	$1,208,934
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	1,451	1,308
Elective deferred compensation ("EDC") related liability valuation decrease - cost of goods sold	(3,118)	(7,814)
EDC related liability valuation decrease - research and development	(5,612)	(14,065)
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	1,110	9,969
EDC related liability valuation decrease - selling, general and administrative	(3,742)	(9,376)
Amortization of note discounts - other income (expense), net	707	701
Loss on EDC related asset - other income (expense), net	12,726	32,316
Net income tax expense (benefit) on non-GAAP items	94	(716)
Non-GAAP net income	$1,429,495	$1,221,257
Non-GAAP net income per diluted share	$10.42	$8.83
U.S. GAAP net income per diluted share	$10.39	$8.74
U.S. GAAP and non-GAAP number of shares used for per diluted share calculation	137,208	138,313

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	September 25, 2022	June 26, 2022
U.S. GAAP gross margin	$2,336,835	$2,100,512
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	1,451	1,308
EDC related liability valuation decrease	(3,118)	(7,814)
Non-GAAP gross margin	$2,335,168	$2,094,006
U.S. GAAP gross margin as a percentage of revenue	46.1%	45.3%
Non-GAAP gross margin as a percentage of revenue	46.0%	45.2%
U.S. GAAP operating expenses	$638,995	$621,159
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(1,110)	(9,969)
EDC related liability valuation decrease	9,354	23,441
Non-GAAP operating expenses	$647,239	$634,631
U.S. GAAP operating income	$1,697,840	$1,479,353
Non-GAAP operating income	$1,687,929	$1,459,375
U.S. GAAP operating income as percent of revenue	33.5%	31.9%
Non-GAAP operating income as a percent of revenue	33.3%	31.5%

Lam Research Corporation Contacts:
Tina Correia, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com